Exhibit 10.27.2

CREDIT SUISSE INTERNATIONAL
One Cabot Square, London E14 4QJ	Telephone: 020 7888 8888 www.credit-suisse.com

Email Cover Sheet

To:	National Cinemedia, LLC

Email:	David.oddo@ncm.com; Jonnathan.Rugama@ncm.com

Date:	13 December 2012

Our Reference No.:	External ID: 53199051 - 20 / Risk ID: 447706276

Please find attached documentation in respect of transaction(s) entered into between us.

If requested therein, please arrange for the documentation to be signed by your authorised signatories and return a signed copy to the facsimile number or email address detailed below:

Incoming Hotline Number:	+1 (919) 994-4800
Incoming Group Email Address:	list.gbc-in-docs@credit-suisse.com
Return Confirmations to Facsimile Number:	+1 (212)322-0159

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: The information contained in and accompanying this facsimile cover sheet is strictly confidential and intended solely for the use of the addressee(s) named above. If you are not a named addressee (or a person responsible for delivering this facsimile to a named addressee), you are hereby notified that any review, distribution or copying of this facsimile is strictly prohibited. If you have received this facsimile in error, please notify the sender immediately by telephone at the number set forth above and destroy this facsimile. Thank you.

CREDIT SUISSE INTERNATIONAL
One Cabot Square, London E14 4QJ	Telephone: 020 7888 8888 www.credit-suisse.com

TRANSACTION CANCELLATION AGREEMENT

External ID: 53199051

This letter agreement (hereinafter referred to as the “Cancellation Agreement”), dated as of 13 December 2012, is made between Credit Suisse International (“CSIN”) and National Cinemedia, LLC (“Counterparty”) and supplements the 1992 ISDA Master Agreement (Cross Border) dated as of 02 March 2007 between CSIN and Counterparty.

This Confirmation amends, restates and supersedes in its entirety all Confirmations dated prior to the date hereof in respect of this Transaction.

WHEREAS CSIN and Counterparty entered into a Transaction with a CSIN Reference No. of 53199051, a Trade Date of 02 March 2007, and a Termination Date of 13 February 2015; and

WHEREAS, subject to the terms and provisions hereof, CSIN and Counterparty wish to cancel the Transaction.

NOW, THEREFORE, in consideration of the mutual premises herein, CSIN and Counterparty agreed on 26 November 2012 the following:

1.	The Transaction shall be terminated and cancelled with effect from, and including, 26 November 2012 (the “Cancellation Date”) and all rights, duties, claims and obligations of CSIN and Counterparty thereunder shall be released and discharged with effect from and including the Cancellation Date without prejudice to any such rights, duties, claims and obligations which arose prior to the Cancellation Date.

2.	In consideration of the cancellation of the Transaction herein agreed to, Counterparty has paid to CSIN the sum of USD 6,339,600.00 for value 26 November 2012.

3.	This Cancellation Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

4.	Each party represents to the other that it has entered into this Transaction, that it is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Credit Suisse International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Credit Suisse International

By:	/s/ Steve Long
Name: Steve Long Title: Vice President

Confirmed as of the date first written above:

National Cinemedia, LLC

By: National Cinemedia, Inc., its manager

By:	/s/ Gary W. Ferrera
Name: Gary W. Ferrera Title: EVP/CFO

Our Reference Number: External ID: 53199051 - 20 / Risk ID: 447706276

Registered Office as above.

Registered with unlimited liability in England under No.: 2500199.

Authorised and Regulated by the Financial Services Authority.

VAT No.: GB 447 0737 41.